Exhibit 21

ENTITY	JURISDICTION

ACMP Finance Corp.	Delaware
Appalachia Midstream Services, L.L.C.	Oklahoma
Aux Sable Liquid Products Inc.	Delaware
Aux Sable Liquid Products LP	Delaware
Aux Sable Midstream LLC	Delaware
Bargath LLC	Delaware
Baton Rouge Fractionators LLC	Delaware
Baton Rouge Pipeline LLC	Delaware
Black Marlin Pipeline LLC	Texas
Bluestem Gas Services, L.L.C.	Oklahoma
Caiman Energy II, LLC	Delaware
Carbonate Trend Pipeline LLC	Delaware
Cardinal Gas Services, L.L.C.	Delaware
Cardinal Operating Company, LLC	Delaware
Cardinal Pipeline Company, LLC	North Carolina
Constitution Pipeline Company, LLC	Delaware
Discovery Gas Transmission LLC	Delaware
Discovery Producer Services LLC	Delaware
DMP NEW YORK, INC.	New York
Gulfstar One LLC	Delaware
Gulfstream Natural Gas System, L.L.C.	Delaware
HI-BOL Pipeline LLC	Delaware
Jackalope Gas Gathering Services, L.L.C.	Oklahoma
Laurel Mountain Midstream Operating LLC	Delaware
Laurel Mountain Midstream, LLC	Delaware
Louisiana Midstream Gas Services, L.L.C.	Oklahoma
Magnolia Midstream Gas Services, L.L.C.	Oklahoma
Marsh Resources, LLC	Delaware
Mid-Continent Fractionation and Storage, LLC	Delaware
Mockingbird Midstream Gas Services, L.L.C.	Oklahoma
Northwest Pipeline LLC	Delaware
Oklahoma Midstream Gas Services, L.L.C.	Oklahoma
Overland Pass Pipeline Company, LLC	Delaware
Pacific Connector Gas Pipeline, LLC	Delaware
Pacific Connector Gas Pipeline, LP	Delaware
Parachute Pipeline LLC	Delaware
Pecan Hill Water Solutions	Delaware
Pennant Midstream, LLC	Delaware

ENTITY	JURISDICTION

Pine Needle LNG Company, LLC	North Carolina
Pine Needle Operating Company, LLC	Delaware
Ponder Midstream Gas Services, L.L.C.	Delaware
Ranch Westex JV LLC	Delaware
Texas Midstream Gas Services, L.L.C.	Oklahoma
Three Rivers Midstream LLC	Delaware
TransCardinal Company, LLC	Delaware
TransCarolina LNG Company, LLC	Delaware
Transcontinental Gas Pipe Line Company, LLC	Delaware
Utica East Ohio Midstream, L.L.C.	Delaware
Utica Gas Services, L.L.C.	Oklahoma
Wamsutter LLC	Delaware
WFS - Liquids LLC	Delaware
WFS - Pipeline LLC	Delaware
WFS Enterprises LLC	Delaware
WFS Gathering Company, L.L.C.	Delaware
Williams Bayou Ethane Pipeline, LLC	Delaware
Williams Blu Operating LLC	Delaware
Williams Compression, L.L.C.	Oklahoma
Williams Energy Canada ULC	Alberta
Williams Energy Canada GP LLC	Alberta
Williams Energy Canada LP	Alberta
Williams Energy Resources LLC	Delaware
Williams Energy Solutions LLC	Delaware
Williams Field Services - Gulf Coast Company, L.P.	Delaware
Williams Field Services Company, LLC	Delaware
Williams Field Services Group, LLC	Delaware
Williams Flexible Generation, LLC	Delaware
Williams Four Corners LLC	Delaware
Williams Gas Processing - Gulf Coast Company, L.P.	Delaware
Williams Gulf Coast Gathering Company, LLC	Delaware
Williams Hutch Rail Company, LLC	Delaware
Williams Laurel Mountain, LLC	Delaware
Williams Midstream Gas Services, L.L.C.	Oklahoma
Williams MLP Operating, L.L.C.	Delaware
Williams Mobile Bay Producer Services, L.L.C.	Delaware
Williams Ohio Valley Midstream LLC	Texas
Williams Ohio Valley Pipeline LLC	Delaware
Williams Oil Gathering, L.L.C.	Delaware
Williams Olefins Feedstock Pipelines, L.L.C.	Delaware
Williams Olefins, L.L.C.	Delaware

ENTITY	JURISDICTION

Williams Pacific Connector Gas Operator, LLC	Delaware
Williams Partners Cooperatief U.A.	Netherlands
Williams Partners Finance Corporation	Delaware
Williams Partners Operating LLC	Delaware
Williams PERK, LLC	Delaware
Williams Permian Midstream, L.L.C.	Oklahoma
Williams Pipeline Services LLC	Delaware
Williams West Texas Processing, L.L.C.	Oklahoma